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                                                                    Exhibit 2


                         JOINT FILING AGREEMENT


         This will confirm the agreement by and among all of the undersigned that the Amendment No. 2 to Schedule 13D filed on or about this date with respect to the beneficial ownership by the undersigned of shares of the common stock, par value $.01 per share, of American City Business Journals, Inc. is being filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Date:  October 25, 1995

                                       BUSINESS JOURNAL ASSOCIATES
                                        LIMITED PARTNERSHIP

                                       By  OPUBCO ENTERPRISES, INC.,
                                                its General Partner


                                       By:  /s/ Glenn M. Stinchcomb
                                                Name: Glenn M. Stinchcomb
                                                Its:  Vice-President

                                       OPUBCO ENTERPRISES, INC.



                                       By:  /s/ Glenn M. Stinchcomb
                                            Name:  Glenn M. Stinchcomb
                                            Its:  Vice-President




                                        /s/ C. Ray Shaw                  (L.S.)
                                          C. Ray Shaw



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